Exhibit 99.1

TRANSCRIPT

08 - 03 - 2026

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

TOTAL PAGES: 14

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

CORPORATE SPEAKERS:

Thomas O’Brien

BCB Bancorp, Inc.; President & Chief Executive Officer

Jawad Chaudhry

BCB Bancorp, Inc.; Chief Financial Officer

PARTICIPANTS:

Justin Crowley

Piper Sandler; Analyst

Christipher Marinac

Brean Capital; Analyst

David Konrad

KBW; Analyst

Ross Haberman

Rlh Investments; Analyst

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

PRESENTATION:

Operator^ Thank you for standing by. And welcome to the BCB Bancorp, Inc. Second Quarter Earnings Conference Call.

All lines have been placed on mute to prevent any background noise. After the speaker’s remarks, there will be a question-and-answer session. (Operator Instructions)

I’d now like to turn the call over to our President and CEO, Thomas O’Brien.

You may begin.

Thomas O’Brien^ Great. Thank you. Good morning, everyone. And welcome to the Second Quarter call, my first 60 days here at the bank.

But before we begin, I need to encourage you to read in great, exquisite detail the forward-looking statements that are always attached to our earnings releases and enjoy those.

So anyhow, as you know, my first 60 days here, we are engaged in a major undertaking, but we’re making good progress. And consistent with what I said in my June 1 call, I think the schedule that I laid out of that tone continues to be what we operate under.

I’ll make the assumption for today’s call that we don’t want to spend a lot of time on the typical ratios and earnings per share and allow time for questions.

From my perspective, the highlights for the quarter concern a lot of the actions that you’re probably already aware but we did suspend the dividends on the common and the preferred shares to both the retain liquidity at the holding company and build capital at the bank.

In the quarter, the margin had a little uptick of about 8 basis points over 3% now.

You should note, I guess the loss included about $5.3 million related to goodwill write-off. That’s the only intangible on our balance sheet.

The tangible book value impacted by the loss in the quarter, and by the inclusion of the equity compensation that I received on joining, that’s earned over five years, but counted in the fully diluted shares on day one.

Some governance matters: the Board has determined to change the state of incorporation to Delaware, and thereby will also eliminate the staggered terms of office for directors. Both of these are designed to bring BCB into a more contemporary corporate structure.

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

The financial restructuring work is ongoing. Our goal is to have everything done and announced wrapped up in the third quarter. We’re taking a very critical look at each credit portfolio.

I’m sure you understand this level of transparency cannot be completed within 60 days.

But we have continued to work and make progress I’m sure you’ll want to ask about capital.

I can repeat what I said on June 1, that will always err on the side of keeping the bank well capitalized. That said, the bank continues to have a healthy capital base. The challenge, as I mentioned previously, is the absolute level of double leverage at the holding company.

The credit issues in the bank really seem to stem from a period beginning maybe in 2020 and probably terminating towards the end of ‘23 or very early ‘24. The growth at that time was just too aggressive, and we got into some businesses that we didn’t fully understand.

In these two months, we have worked to double-check risk ratings. And candidly, we’ve had some good surprises, a couple of negative ones, but on average, no huge changes. I can’t predict the third quarter at this time and I haven’t gone to the board with any capital recommendations or projections.

I do think we will be in a position to have some meaningful clarity around Labor Day, and again, consistent with what I said in my expectations that I outlined on June 1.

But the ultimate goal is to essentially cleanse the financial statements of the uncertainty that has existed for a few years.

As I said at the outset, it’s a major undertaking. We’ve got everybody in the bank working diligently on this, brought on a few consultants to help us with that process. And those of you that know me, you probably know some of the consultants that we brought in.

But we’re — again we’re making very good progress. We want to be as thorough and comprehensive as we possibly can to address this uncertainty and provide a clear path forward for going into the fourth quarter and, most importantly, for the calendar and fiscal year ‘27.

So with that, operator, probably best if we just take some questions here and start with those.

QUESTION & ANSWER:

Operator^ (Operator Instructions) Your first question today comes from the line of Justin Crowley from Piper Sandler.

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

Justin Crowley^ With the provisioning and charge-offs this quarter all coming in C&I, does that reflect just a partial review of that loan category? Or is that reflective of most of the work you need to do in derisking that book?

Thomas O’Brien^ Most of it was in what the bank is called business express loans.

And then in C&I, there were a couple of loans on the books when I joined the bank that got charged off that were pure C&I.

One of the challenges we’ve had several loans that were if not total write-offs, essentially total write-offs. So that’s — as you know for banks, that’s kind of unusual.

So that’s what you’re seeing in the charge-offs in the quarter, both Business Express and I think it was two loans that were in the charge-off category that we’re trying to see what we can recover, but it didn’t look too promising at the moment we made the charge-off.

So there’s more to do on C&I and commercial real estate; we’re actively going through right now. But we did — on the Business Express, we did make a pretty comprehensive review.

We did site visits with at FICO degradation payment histories, pretty much everything else that gave us some insight into what is a relatively small individual loan portfolio, but it’s been the source of a lot of loss over the last, I guess the last two years.

Jawad Chaudhry^ Justin, this is Jawad.

I would like to just add a little bit more detail. In terms of the reserve build that you saw in the second quarter, it was primarily done in the C&I loan portfolio, excluding the Business Express loans sort of the 19 million in loan loss provisioning that you saw, 16.7 million was dedicated to the C&I loan portfolio.

And three things to note with respect to that portfolio as we cycle through 2026.

Previously, we had shared that we were expecting a major recovery in the portfolio, and we no longer have that expectation.

Secondly, the portfolio losses dipped in the first quarter to 0.8 million, but as Tom said, in the second quarter, they went up again to approximately 5.8 million.

And thirdly, the new consultants that Tom brought in scanned through the portfolio, and their feedback was used to analyze it under our CECL qualitative framework.

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

Justin Crowley^ Okay. Got you. That’s helpful.

So I guess as we kind of think about, as you move over to the commercial real estate side, and I know it’s going to be hard to put specific numbers around it now. But is there any way for you to help frame for us just with that view process could potentially mean for provisioning and reserve levels?

Are there certain areas of that portfolio that you’re most concerned about from a credit standpoint?

Thomas O’Brien^ Well, the areas that I would be concerned about are, as I learn as I go along, and honestly, some have been, as I mentioned, I mean, some have been more pleasant surprises, that the concerns weren’t as large or well defined as I thought they were early on in a couple of negative surprises.

It’s hard for me to frame at this point what it would look like. The real estate portfolio, at least in my prior experience, has more — I guess I’d say more value than a C&I loan that goes bad because of the nature of the collateral. And both Sterling and Sun National, we had kind of similar situations with the real estate portfolio. And they worked out predictably well. We sold some in those cases, worked out some.

The absolute level of the criticized and classified while is down a little bit; it’s still pretty shockingly high. So I think you have to take that into account also.

Justin Crowley^ And has that, how much of that commercial real estate portfolio needs to be kind of re-underwritten?

Is that not really reflected at all in kind of the criticized classified numbers we see as of June 30, recognizing that they still are pretty high.

Thomas O’Brien^ Yes. I would say the vast majority continue to be reviewed.

Some of the larger ones have been done already, but the vast majority, we still have more analytics to go through.

Justin Crowley^ Okay. Got you.

And then just pivoting just on the expense side, if we exclude the goodwill charge and some of the severance you called out in the release, do you have a sense for what operating expenses could look like in the quarters ahead?

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

Thomas O’Brien^ I think they’ll be elevated because we have — as I mentioned, we have consultants. We have legal expenses.

We — so I — hard for me to put a number on it now but they’ll be higher for a couple of quarters.

And then if we’re doing this right, by ‘27, they should normalize.

If we’re not, they’ll stay higher, but I am pretty confident we’ll spend money wisely here to get the right answers and then deal with more normal levels.

But it’s real hard to put —

Justin Crowley^ Okay. Got you. And then maybe just one last one.

I’ll take a stab, but you mentioned shoring up capital in your prepared remarks, staying a little capitalized and even with the quarter’s loss, just given the size of the balance sheet, capital levels we’re able to kind of stay flat. I know there’s a lot more work to do here, and you mentioned nothing decided.

But just any early thoughts on to what extent you think you can continue to accomplishing that through shrinking versus possibly pursuing a raise? Do you think the buffer now is sufficient?

And that there are enough levers to pull without having to tap the market for additional capital?

Just anything there? I realize it might not be a great answer at this stage.

Thomas O’Brien^ No. You’re exactly right. There’s no great answer. I just don’t know. And as I said, it’s complicated by the holding company structure, too.

So I’ve got to kind of look at every angle here; we’re modeling a whole bunch of different things. Deferred tax assets have to come into play. So I just don’t know.

But we’ll do it, whatever we need to do, we’ll do it in a way that we get out the information as quickly as we can and as accurately, try to have no surprises.

Justin Crowley^ I guess from what you’ve seen on the credit side so far, I mean, do you feel better or worse from when you first lock in the door, in terms of how that could potentially necessitate that?

Thomas O’Brien^ Well, I’ve had good days and bad days.

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

I would say, on average, my first couple of weeks, not so good. In the last couple of weeks, actually a little better. And it really is getting to understand what’s here.

Some of the issues, frankly, were just poor pricing. Some were just core structure.

And as I said in the beginning, we got in businesses we didn’t understand. And I would say in some of that context, we didn’t structure and price things as smartly as we could have.

And I think one of the lessons for any bank is we get into a new business which is — it’s always fine, worth looking at, but you really need to talk to the experts and test the market and test your assumptions before you get too deep. And I would say we got a little too deep.

Operator^ Your next question comes from the line of Christopher Marinac from Brean Capital.

Christopher Marinac^ Tom, can you talk about when you will be taking the C&I charge-offs given the big C&I reserves is now in place?

Jawad Chaudhry^ The C&I reserve — Chris, this is Jawad. The C&I reserve build that you saw in the second quarter was primarily due to us attaching some high-risk factors using our qualitative framework. So they’re not assigned specifically to some credits.

It’s just a general sense that the portfolio has shown an uptick in losses and preliminary feedback from the consultants that Tom brought in. We thought it was prudent to separate this portfolio as a separate entity and then review it under our qualitative framework.

So we don’t have those general reserves in the loan book currently attached to specific loans. To the extent that we do, we would not wait to take charge-offs.

Thomas O’Brien^ Just to add to what I mentioned earlier, and that is that we’ve had a couple of loans there that were charge-offs — there was virtually the entire loan charge-off. So that gives us some caution and part of the reason behind looking at portfolio more holistically.

Jawad Chaudhry^ $13 million — close to $13 million in total. If you look at the fourth quarter and what we did in the second quarter, loans charged off with 100% charge-offs.

Christopher Marinac^ So we will still see additional charge-offs in future quarters, I presume?

I guess I’m just trying to calibrate the level of them or maybe that’s once you get through Labor Day. Tom, you have a better sense?

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

Thomas O’Brien^ I think that’s a better way to look at it because this is like, as I mentioned, it’s a work in progress, and there’s more to be done. Probably the smartest thing to do is to look at comprehensively at the tail end.

Thomas O’Brien^ If I could do two quarters at once, it would be easier.

Christopher Marinac^ Understood.

And then what is your thought about the deposit opportunity? I know you’ve only been there a few months, but what’s the opportunity to reposition deposits, get additional cost down on the funding side?

Thomas O’Brien^ Well, I think we’ve got — as I said back in June, I mean, we’ve got an attractive footprint. We’ve been reasonably cautious, I think, the last year or two, in terms of deposit pricing and outreach. But I think there’s a reasonably good market for us to be successful in. That said, I don’t want to grow the balance sheet right now until I know what our financial needs are.

Operator^ (Operator Instructions) Your next question comes from the line of David Konrad from KBW.

David Konrad^ Just a quick follow-up on Justin’s questions if I understood it.

In terms of the review, are you completely through the Business Express portfolio and largely through the C&I. Is that how I understood that?

Thomas O’Brien^ So I think it’s safe to say we understand the Business Express a lot better than we did days ago. The way we’re looking at it is more on a portfolio basis because of the smaller size of the loans.

And I think it’s also safe to say that in the last, say four quarters, the sludge rose to the top, and they accounted for a large amount of the charge-offs and they were pretty significant.

We are down to now a level that you would — I think we can safely say represents a weak portfolio but not the major charge-offs we’ve had. The level of kind of monthly or quarterly write-offs there have been moderated the last couple of months. But it tends to be binary. They either work and pay or they stop and there’s nothing there. So that’s a little bit of the challenge.

The C&I, I would say we are halfway through.

Jawad Chaudhry^ David, on the Express Loans I can share some hard numbers with you.

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

If you look at 2025, the total losses in the portfolio were 10 million, 2024 probably had a similar amount of loss level. If you look at 2026, year-to-date, the losses came in at 1.1 million.

So, the loss experience has definitely improved and the reserve coverage on the portfolio sits at 15%.

But I would still caution relative to what Tom said, it is kind of a binary situation once a credit goes bad, it is a loss.

David Konrad^ Got it. Right. And so, by Labor Day you hope to be through the rest of the C&I and CRE, and I don’t know if you’re going to really look at the consumer at this point, or I mean that’s a lot less risk, I guess at this point.

Thomas O’Brien^ Yes. The consumers — I’ve focused all of my time and our collective energies on where we’ve had losses, and we’ve had virtually nothing in consumer. I did — I think you probably noted, we exited the consumer business now anyhow. So most of what there is just kind of the legacy portfolio. It has behaved fine. So it hasn’t warranted a lot of attention.

In terms of what we might do longer term with it, do we keep it? Do we sell the portfolio? It becomes a servicing issue.

So we’ll continue to look at, but it’s not an imperative. And just to be clear, too, by Labor Day, I think what I’m planning to do at that point, is to be able to outline what I think our — the situation will look like and what our plans are. I don’t know that I’ll have the exact final numbers for the quarter, even a reasonable estimate.

But I think we — from a very high level, we should know what the capital needs are, what the portfolios look like. And what our thinking is in terms of disposition of portfolios and what the outcomes of that will be.

Operator^ Your next question comes from the line of Ross Haberman from Rlh Investments.

I just have a couple of quick ones. The past dues, I think you said there was about 122 million.

Could you break that down between the 90 plus 60 days left?

Thomas O’Brien^ I’m going to leave that to my CFO.

Jawad Chaudhry^ Ross, this would be disclosed in our quarterly filings I don’t have the numbers in front of me right now but we will have that breakdown in the quarterly filing that will become public in the next couple of days.

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

Ross Haberman^ And the DTA you touched on was a big number, it was like $25 million on the balance sheet. Give us your thoughts on that.

And how is it going to work would you have to — if you continue to have some large write-downs in the next quarter or two, what happens to that, would you have to write that off. because you can’t utilize it. How does that work?

Thomas O’Brien^ Well, what you normally do if it becomes if it’s determined to be unlikely to be used, you’d have to do a valuation reserve.

We do not believe we’re going to be in that position. We think once we’re done with this process, the DTA will get utilized actually pretty efficiently. And we’re only talking about the timing differences and the DTA represent the allowance.

And so, that’s not the same issue as losses on sale, which are more permanent, I guess I’d say.

So we’ll end up — and there’s also a regulatory calculation for DTA that encompasses what you’re allowed to count in your regulatory capital and what you’re not allowed to count.

But in any case, our view at the moment, is that we will have a DTA of some significance and we’ll have an earnings capacity to chew it up pretty quickly.

Jawad Chaudhry^ And Ross, I’ll echo Tom’s comments.

I know we are focused on credit, and that’s the number1 issue at hand.

But if you look at the core earnings power of the franchise, we have five quarters displayed in our press release. the operating revenue of the organization, very consistently, we have posted $25 million per quarter. That’s $100 million worth of operating revenue.

Unfortunately, the elevated credit costs have been eating into our profitability and turning us into a loss position.

Once the balance sheet has been cleaned up from a credit perspective, as Tom said, any DTA that we have, we should be able to utilize it pretty quickly because the core earnings power of the franchise has stayed pretty intact even though we have shrunk our balance sheet due to the NIM improvement that you have seen over the past several quarters.

Ross Haberman^ You didn’t touch upon the cannabis loans. And I was wondering if any of them are in the — or any of them are in the past due.

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

Jawad Chaudhry^ To the best of my knowledge, the cannabis loans are not in the past due bucket. The total portfolio size, Ross was 70 million or 69 million at the end of the second quarter.

Ross Haberman^ Okay. Do you — Tom, do you lump those mostly into the CRE?

Thomas O’Brien^ The cannabis loans?

Ross Haberman^ Yes.

Thomas O’Brien^ Yes. I would say most of them have real estate collateral.

But the — it tends to be specialty properties. So you’ve got to keep that in mind.

I think the one in Massachusetts that was the consequence of the large write-off either late last year or early this year, it was a warehouse facility, but it was specialty properties.

So I think that’s where we made our mistake is not understanding and underwriting the nature of the property and how that would impact longer-term values as a collateral. Had a lot of value for its use, but once it wasn’t for that use to reposition it, pretty much decimated the value.

Ross Haberman^ Just two last questions, if I may.

Could you talk about sort of the relations with the regulators?

And are you — I don’t know if you can even discuss whether you’re under an order or not, sort of touch upon whatever you can say about that?

Thomas O’Brien^ I can tell you my practice is if there’s an order we would disclose it.

And so, I don’t think you’re going to read anything about that in the 10-Q. I think our relations are, at this point quite good.

I maintain an open dialogue with them, as I’ve always done.

I kind of let them know where we are, what we’re doing, try to give them the no surprise of rule, and I think they appreciate that.

But on the other hand, there’s — just like with the investors, I mean, there’s a lot of uncertainty and what happened and how did this happen. And what is the fix going to look like?

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

But again, I’m transparent with them. Nothing to hide to just try to tell them how we plan to fix it and what we’re finding as we go along.

Ross Haberman^ And just one last question, sort of a technical question. You have got subordinated debt, 40-some-odd million, I think it is. Are you allowed — if push comes to shove, are you allowed to defer the interest on that and not have it accelerate? Or you don’t have that option? (Multiple speakers) —

Thomas O’Brien^ If we deferred it, it would be an event of default.

Ross Haberman^ All right. All right. (Multiple speakers)

And one possibility, I just want to throw this out as you’re looking at all your options in the next quarter.

So I would — I’m not sure it’s a [well] [bolt-on] idea to possibly convert all those preferreds to common I’m not sure if that’s too dilutive, but that’s — so I was thinking about that idea.

Thomas O’Brien^ Well, as I mentioned, the real financial challenge, at least in the short run here, is the holding company because of the debt and the preferred.

And it’s both a liquidity issue for the holding company to service the debt, and then just the ultimate cost of the debt.

So there’s, obviously, not the kind of liquidity at the holding company where we could buy in the debt at any great levels — actually, in one of my prior banks, I did a debt-for-equity swap, and that was reasonably successful.

So it’s in our mind and conversations but nothing definitive at this point.

Operator^ Your next question comes from the line of Justin Crowley from Piper Sandler.

Justin Crowley^ I actually had a follow-up that actually just kind of got asked the answer, but it was really just on the holding company structure, how that complicates things.

I don’t know if there’s anything more to elaborate on just with respect to what you might be looking to do there. I do think you kind of touched on it, though.

Thomas O’Brien^ Yes. No. It’s kind of early stage, Justin. The numbers are what they are and our flexibility around those is constrained at least at this point, but we’re trying to be creative and think about what to do to moderate the intermediate-term risks that presents for us.

BCB Bancorp (Q2 Earnings)

BCBP Second Quarter Earnings Call

Operator^ And that concludes our question-and-answer session and today’s conference call.

We thank you for your participation.

You may now disconnect.